Exhibit 10.1
EXECUTION VERSION

FIRST AMENDMENT TO MASTER NOTE AGREEMENT

THIS FIRST AMENDMENT TO MASTER NOTE AGREEMENT (this “Amendment”), is made and entered into as of December 16, 2022, by and among GRACO INC., a Minnesota corporation (the “Company”), and NYL Investors LLC (“NYL”).

W I T N E S S E T H:

WHEREAS, the Company and NYL are parties to that certain Master Note Agreement, dated as of January 29, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Company may, on or prior to January 27, 2023, request from NYL the purchase of its senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to $200,000,000 on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company has requested that NYL amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, NYL is willing to amend the Note Agreement in the respects but only in the respects set forth below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and New York Life agree as follows:

1.Amendments to the Note Agreement.

(a) The references to “$200,000,000” in each instance where it appears (i) on the cover page of the Note Agreement, (ii) in paragraph 1 of the Note Agreement, (iii) in paragraph 2A(1) of the Note Agreement, (iv) in Exhibit C-1 of the Note Agreement (including Exhibit A thereto) and (v) in Exhibit C-2 of the Note Agreement are hereby deleted and replaced with “$250,000,000”.

(b) The references to “12 years” in paragraph 1 of the Note Agreement are each hereby deleted and replaced with “15 years”.

(c) Paragraph 2A(2)(i) of the Note Agreement is hereby amended and restated in its entirety to read “(i) December 16, 2027 or if such date is not a Business Day, the Business Day next preceding such date)”.

(d) Paragraph 2A(5) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

2A(5). Rate Quotes. Not later than five Business Days after the Company shall have given New York Life a Request for Purchase pursuant to paragraph 2A(4), New York Life may, but shall be under no obligation to, provide to the Company by confirmed email transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City time (or such later time as New York Life may elect) interest rate or margin quotes, as the case may be, for the several principal amounts, maturities, principal prepayment schedules, if any, interest payment periods and Prepayment Premium, if any, of Shelf Notes specified in such Request for Purchase (each such interest rate or margin quote provided in response to a Request for Purchase herein called a “Quotation”). Each Quotation (1) relating to a Fixed Rate Note shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which New York Life or a New York Life Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof and (2) relating to a Floating Rate Note, shall represent the Floating Rate Note Margin over Term SOFR for the specified Interest Period at which New York Life or a New York Life Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof (in each case which principal amount shall be less than the amount which would cause the aggregate principal amount of Shelf Notes purchased by New York Life and New York Life Affiliates and any Accepted Notes not then purchased to exceed $250,000,000 and, in the case of Floating Rate Notes, the Maximum Floating Rate Sub-Facility Amount).

(e) The penultimate sentence in paragraph 2A(6) of the Note Agreement is hereby amended in its entirety to read as follows:

If the Accepted Note is a Floating Rate Note, then the Floating Rate Note Margin and the Term SOFR Adjustment specified in the Confirmation of Acceptance shall, subject to paragraph 2C, remain constant for the life of such Note.

(f) Paragraph 2B of the Note Agreement is hereby amended in its entirety to read as follow:

2B. Determination and Notification of Floating Interest Rates. The Floating Interest Rate for each Series of Floating Rate Notes shall be determined by the Company, and notice thereof shall be given to the holders of such Series of Floating Rate Notes within three Business Days after the beginning of each Interest Period, which notice shall set forth Term SOFR for such Interest Period, as such rate is published by the Term SOFR Administrator, a calculation of the Floating Interest Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of such Series of Floating Rate Notes on such date. In the event that the Required Holders of such Series of Floating Rate Notes do not reasonably concur with such determination by the Company, as evidenced by a single written notice to the Company given by such Required Holders within 10 Business Days after receipt by the holders of such Series of Floating Rate Notes of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Floating Interest Rate shall be made by the Required Holders of such Series of Floating Rate Notes, and any such determination made in accordance with the provisions of this Agreement, shall be conclusive and binding absent manifest error. The Interest Period specified in the relevant Confirmation of Acceptance for a Floating Rate Note shall, subject to paragraph 2C, remain constant during the life of such Note.

(g) Paragraph 2 of the Note Agreement is hereby amended by adding the following paragraph 2C at the end thereof:

2C. Benchmark Replacement Section.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event with respect to a Series of Floating Rate Notes, NYL and the Company may amend this Agreement with respect to such Series of Floating Rate Notes and such Floating Rate Notes to replace the then-current Benchmark for such Series of Floating Rate Notes with a Benchmark Replacement for such Series of Floating Rate Notes. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after NYL has delivered such proposed amendment to the holders of such Series of Floating Rate Notes so long as NYL has not received, by such time, written notice of objection to such amendment from holders of such Series of Floating Rate Notes comprising Required Holders. No replacement of a Benchmark with respect to a Series of Floating Rate Notes with a Benchmark Replacement pursuant to this paragraph 2C(i) will occur prior to the applicable Benchmark Transition Start Date for such Series of Floating Rate Notes.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement with respect to a Series of Floating Rate Notes, NYL will have the right to make Conforming Changes with respect to such Series of Floating Rate Notes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. NYL will promptly notify the Company and the holders of the relevant Series of Floating Rate Notes of (a) the implementation of any Benchmark Replacement with respect to such Series of Floating Rate Notes and (b) the effectiveness of any Conforming Changes with respect to such Series of Floating Rate Notes in connection with the use, administration, adoption or implementation of a Benchmark Replacement for such Series of Floating Rate Notes.

(h) Paragraph 10B of the Note Agreement is hereby amended to insert the following new definitions therein in proper alphabetical order:

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for a Series of Floating Rate Notes, then “Benchmark” shall mean the applicable Benchmark Replacement for such Series of Floating Rate Notes to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph 2C(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event with respect to a Series of Floating Rate Notes, the sum of: (i) the alternate benchmark rate that has been selected by NYL in consultation with the Company giving due consideration to (a) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark with respect to such Series of Floating Rate Notes for U.S. dollar-denominated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the applicable Floor for any Series of Floating Rate Notes, such Benchmark Replacement will be deemed to be the applicable Floor for such Series of Floating Rate Notes for purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark for a Series of Floating Rate Notes with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by NYL in consultation with the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to a Series of Floating Rate Notes, the earliest to occur of the following events with respect to the then-current Benchmark for such Series of Floating Rate Notes:

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable tenor of such Benchmark (or such component thereof); or

(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if the applicable tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean, with respect to a Series of Floating Rate Notes, the occurrence of one or more of the following events with respect to the then-current Benchmark for such Series of Floating Rate Notes:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the applicable tenor of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable tenor of such Benchmark (or such component thereof);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the applicable tenor of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable tenor of such Benchmark (or such component thereof); or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the applicable tenor of such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event with respect to a Series of Floating Rate Notes, the earlier of (i) the applicable Benchmark Replacement Date for such Series of Floating Rate Notes and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Conforming Changes” shall mean, with respect to either the use or administration of the Term SOFR Reference Rate or the use, administration, adoption or implementation of any Benchmark Replacement with respect to a Series of Floating Rate Notes, any technical, administrative or operational changes (including changes to the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of Requests for Purchases or prepayment notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that NYL decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by NYL in a manner substantially consistent with market practice (or, if NYL decides that adoption of any portion of such market practice is not administratively feasible or if NYL determines that no market practice for the administration of any such rate exists, in such other manner of administration as NYL decides is reasonably necessary in connection with the administration of this Agreement and the relevant Floating Rate Notes).

“Floor” shall mean, with respect to any Floating Rate Notes, the “Floating Rate Floor” (if any) specified for such Floating Rate Notes in the relevant Confirmation of Acceptance for such Floating Rate Notes.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” shall mean for any calculation with respect to a Floating Rate Note, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided further that if Term SOFR as so determined shall ever be less that the applicable Floor, then Term SOFR shall be deemed to be the applicable Floor.

“Term SOFR Adjustment” shall mean with respect to any Floating Rate Note, the percentage per annum specified for such Floating Rate Note in the relevant Confirmation of Acceptance.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by NYL in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement for a Series of Floating Rate Notes excluding the related Benchmark Replacement Adjustment for such Series of Floating Rate Notes.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(i) The following definitions set forth in paragraph 10(B) to the Note Agreement are hereby amended in their entirety to read as follows:

“Business Day” shall mean (i) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Floating Rate Note as to which the interest rate is determined by reference to Term SOFR, any day that is a U.S. Government Securities Business Day and (ii) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Floating Interest Rate” shall mean, with respect to any Interest Period of a Note that bears a floating interest rate, the sum of the Floating Rate Note Margin for such Note plus the Term SOFR Adjustment for such Note plus Term SOFR for such Interest Period.

(j) The definition of “LIBOR” set forth in paragraph 10B of the Note Agreement is hereby deleted in its entirety.

(k) Exhibit A-2 to the Note Agreement is hereby amended and restated in its entirety to read as Exhibit A-2 hereto.

(l) Exhibit E to the Note Agreement is hereby amended and restated in its entirety to read as Exhibit E hereto.

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of NYL, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until NYL shall have received (i) without limiting paragraph 7 hereof, reimbursement or payment of its costs and expenses incurred in connection with this Amendment (including reasonable fees, charges and disbursements of ArentFox Schiff LLP, counsel to NYL), to the extent reflected in a statement of NYL or such counsel delivered to the Company at least one Business Day prior to the date of this Amendment and (ii) executed counterparts to this Amendment from the Company and NYL.

3.Representations and Warranties. To induce NYL to enter into this Amendment, the Company hereby represents and warrants to NYL that:

(a) The Company has the corporate power and authority to execute and deliver this Amendment and to perform the provisions of this Amendment and the Note Agreement, as amended hereby (the Note Agreement as so amended, the “Amended Note Agreement”).

(b) This Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Amendment and the Amended Note Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Amendment and the performance by the Company of this Amendment and the Amended Note Agreement do not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

(d) No authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person is required in connection with the execution or delivery by the Company of this Amendment or the performance by the Company of this Amendment or the Amended Note Agreement.

(e) After giving effect to this Amendment, (i) the representations and warranties of the Company contained in the Note Agreement are true in all material respects as of the date hereof, except where such representations and warranties are qualified by materiality, in which case such representations and warranties are true in all respects as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.

4.Effect of Amendments. Except as set forth expressly herein, all terms of the Amended Note Agreement shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of NYL or any holder of Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement.

5.Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State.

6.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

7.Costs and Expenses. The Company agrees to pay on demand all costs and expenses of NYL in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for NYL with respect thereto.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its respective authorized officers as of the day and year first above written.

COMPANY:

GRACO INC.

By: ________________________________
Name: David M. Lowe
Title: Chief Financial Officer and Treasurer

SIGNATURE PAGE TO
FIRST AMENDMENT TO MASTER NOTE AGREEMENT

NYL INVESTORS LLC

By: ________________________________
Name:
Title:

SIGNATURE PAGE TO
FIRST AMENDMENT TO MASTER NOTE AGREEMENT

EXHIBIT A-2

FORM OF FLOATING RATE NOTE

GRACO INC.

SERIES __ SENIOR FLOATING RATE NOTE DUE __________ __, 20__

NO. _____                                    _________, 20__
PPN: ______________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
FLOATING RATE NOTE MARGIN:
TERM SOFR ADJUSTMENT:
INTEREST PERIOD AND INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, GRACO INC., a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), hereby promises to pay to ____________________________, or registered assigns, the principal sum of _________________________ DOLLARS [(or so much thereof as shall not have been prepaid) on the Final Maturity Date specified above,] [, payable on the Principal Prepayment Dates and in the Amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed for the actual number of days elapsed on the basis of a year consisting of 360 days) (a) on the unpaid balance thereof at a rate per annum equal to the sum of Term SOFR (as determined from time to time for the Interest Period specified above) plus the Term SOFR Adjustment specified above plus the Floating Rate Note Margin specified above (or, during any period when an Event of Default shall be in existence, at the election of the Required Holders of the Series __ Notes at the Default Rate (as defined below)) from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date, commencing with the Interest Payment Date specified above next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal (unless the Required Holders of the Series __ Notes have elected to require the entire outstanding principal amount of the Series __ Notes to bear interest at the Default Rate), any overdue payment of Prepayment Premium or Breakage Amount and, to the extent permitted by applicable law, any overdue payment of interest, on each Interest Payment Date specified above as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) 2.00% over the then applicable Term SOFR Rate plus the Term SOFR Adjustment specified above plus the Floating Rate Note Margin specified above.

Payments of principal of, interest on and any Prepayment Premium or Breakage Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, N.A, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of senior Shelf Notes (herein called the “Notes”) issued pursuant to the Master Note Agreement, dated as of January 29, 2020 (as from time to time amended, herein called the “Agreement”), among the Company, New York Life and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in paragraph 11F of the Agreement and (ii) made the representations set forth in paragraphs 9A, 9B and 9C of the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the Transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on Principal Prepayment Dates and in the Amounts specified above and in the Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.]

Except to the extent required in the Agreement, the Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON THE FOLLOWING PAGE.]

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THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

GRACO INC.

By: _____________________________
Title: ________________________

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EXHIBIT E

FORM OF CONFIRMATION OF ACCEPTANCE

Reference is made to the Master Note Agreement (as from time to time amended, herein called the “Agreement”), dated as of January 29, 2020, between GRACO INC., a Minnesota corporation (the “Company”), on the one hand, and NYL INVESTORS LLC (“New York Life”) and each New York Life Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

New York Life or the New York Life Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(6) and 2A(8) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.

Pursuant to paragraph 2A(6) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Accepted Notes: Aggregate principal amount $__________________

(A)    (a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) [Fixed interest rate] [Floating Rate Note Margin]:
(f) [Fixed Rate interest payment period: [_______] in arrears]
(g) [Floating Rate Interest Period: [ months in arrears]]
(h) [Term SOFR Adjustment: [ ]]
(i) [Floating Rate Floor: [ ]]
(j) Prepayment Premium:
(k) Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)    (a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) [Fixed interest rate] [Floating Rate Note Margin]:
(f) [Fixed Rate interest payment period: [_______] in arrears]
(g) [Floating Rate Interest Period: [ months in arrears]]
(h) [Term SOFR Adjustment: [ ]]
(i) [Floating Rate Floor: [ ]]
(j) Prepayment Premium:
(k) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)..... same information as above.]

II. Closing Day:

III. Issuance Fee:

Dated:
[NYL INVESTORS LLC]

By ______________________________
Its

[NEW YORK LIFE AFFILIATE]

By ______________________________
Its

Acknowledged and Agreed:

GRACO INC.

By: ______________________________
Name: ___________________________
Title: ____________________________

[ATTACH PURCHASER SCHEDULES]

E-E-2